                                                                   EXHIBIT 10.26




                              AMENDED AND RESTATED



                               BIOPURE CORPORATION



                   1999 OMNIBUS SECURITIES AND INCENTIVE PLAN



          (AMENDMENT AND RESTATEMENT EFFECTIVE AS OF FEBRUARY 14, 2000)
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                                TABLE OF CONTENTS

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ARTICLE I               PURPOSE..................................................................................          1

ARTICLE II              DEFINITIONS..............................................................................          1

ARTICLE III             EFFECTIVE DATE OF PLAN...................................................................          5

ARTICLE IV              ADMINISTRATION...........................................................................          6
      Section 4.1       Composition of Committee.................................................................          6
      Section 4.2       Powers...................................................................................          6
      Section 4.3       Additional Powers........................................................................          6
      Section 4.4       Committee Action.........................................................................          6

ARTICLE V               STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON............................................          6
      Section 5.1       Stock Grant and Award Limits.............................................................          6
      Section 5.2       Stock Offered............................................................................          7

ARTICLE VI              ELIGIBILITY FOR AWARDS; TERMINATION OF
                        EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT
                        STATUS...................................................................................          7
      Section 6.1       Eligibility..............................................................................          7
      Section 6.2       Termination of Employment or Director Status.............................................          7
      Section 6.3       Termination of Consultant Status.........................................................          8
      Section 6.4       Special Termination Rule.................................................................          9

ARTICLE VII             OPTIONS..................................................................................         10
      Section 7.1       Option Period............................................................................         10
      Section 7.2       Limitations on Exercise of Option........................................................         10
      Section 7.3       Special Limitations on Incentive Stock Options...........................................         10
      Section 7.4       Option Agreement.........................................................................         10
      Section 7.5       Option Price and Payment.................................................................         11
      Section 7.6       Shareholder Rights and Privileges........................................................         11
      Section 7.7       Options and Rights in Substitution for Stock Options Granted by Other
                        Corporations.............................................................................         11

ARTICLE VIII            RESTRICTED STOCK AWARDS..................................................................         11
      Section 8.1       Restriction Period to be Established by Committee........................................         11
      Section 8.2       Other Terms and Conditions...............................................................         11
      Section 8.3       Payment for Restricted Stock.............................................................         12
      Section 8.4       Restricted Stock Award Agreements........................................................         12

ARTICLE IX              UNRESTRICTED STOCK AWARDS................................................................         12
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ARTICLE X               PERFORMANCE UNIT AWARDS..................................................................         13
      Section  10.1     Terms and Conditions.....................................................................         13
      Section  10.2     Payments.................................................................................         13

ARTICLE XI              PERFORMANCE SHARE AWARDS.................................................................         13
      Section 11.1      Terms and Conditions.....................................................................         13
      Section 11.2      Shareholder Rights and Privileges........................................................         13

ARTICLE XII             DISTRIBUTION EQUIVALENT RIGHTS...........................................................         13
      Section 12.1      Terms and Conditions.....................................................................         13
      Section 12.2      Interest Equivalents.....................................................................         13

ARTICLE XIII            RECAPITALIZATION OR REORGANIZATION.......................................................         14
      Section 13.1      Adjustments to Common Stock..............................................................         14
      Section 13.2      Recapitalization.........................................................................         14
      Section 13.3      Change of Control........................................................................         14
      Section 13.4      Other Events.............................................................................         15
      Section 13.5      Powers Not Affected......................................................................         15
      Section 13.6      No Adjustment for Certain Awards.........................................................         15

ARTICLE XIV             AMENDMENT AND TERMINATION OF PLAN........................................................         15

ARTICLE XV              MISCELLANEOUS............................................................................         16
      Section 15.1      No Right to Award........................................................................         16
      Section 15.2      No Rights Conferred......................................................................         16
      Section 15.3      Other Laws; Withholding..................................................................         16
      Section 15.4      No Restriction on Corporate Action.......................................................         17
      Section 15.5      Restrictions on Transfer.................................................................         17
      Section 15.6      Section 162(m)...........................................................................         17
      Section 15.7      Other Plans..............................................................................         17
      Section 15.8      Limits of Liability......................................................................         17
      Section 15.9      Governing Law............................................................................         18
      Section 15.10     Severability of Provisions...............................................................         18
      Section 15.11     No Funding...............................................................................         18
      Section 15.12     Headings.................................................................................         18
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                              AMENDED AND RESTATED
                               BIOPURE CORPORATION
                   1999 OMNIBUS SECURITIES AND INCENTIVE PLAN

                                    ARTICLE I
                                     PURPOSE

         The purpose of this Amended and Restated Biopure Corporation 1999 Omnibus Securities and Incentive Plan (the "Plan") is to benefit the shareholders of Biopure Corporation, a Delaware corporation (the "Company"), by assisting the Company to attract, retain and provide incentives to key management employees and directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, directors and non-employee consultants with those of the Company's shareholders. Accordingly, the Plan provides for the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards, Performance Share Awards, Distribution Equivalent Rights or any combination of the foregoing, as may be best suited to the circumstances of the particular Employee, Director or Consultant as provided herein.

                                   ARTICLE II
                                   DEFINITIONS

         The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

         "Affiliate" shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         "Award" shall mean, individually or collectively, any Option, Restricted Stock Award, Deferred Stock Award, Unrestricted Stock Award, Performance Share Award, Performance Unit Award or Distribution Equivalent Right Award.

         "Award Agreement" shall mean a written agreement between the Company and the Holder with respect to an Award.

         "Board" shall mean the Board of Directors of the Company.

         "Cause" with reference to an Employee or a Director shall mean (a) an act or acts of material personal dishonesty taken by, or committed at the request of, an Employee or Director, intended to result in the personal enrichment of the Employee or Director at the expense of the Company, or any of its subsidiaries, (b) repeated willful violations by an Employee under the terms of his or her employment or repeated willful failures by a Director to serve in good faith as a Board member, in either case which have not been cured within thirty (30) days after written notice has been given by the Board to the Employee or Director, or (c) the conviction of an Employee or Director of a felony.

         "Change of Control" shall mean (i) the consummation of (x) any consolidation, reorganization, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or share exchange, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, including any "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than the Holder or any group controlled by the Holder)) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock (other than pursuant to a plan or arrangement entered into by such person and the Company and such person discloses its intent to effect a change of the control or ownership of the Company in any filing with the Securities and Exchange Commission), or (iv) within any twenty-four (24) month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death, disability or retirement) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this definition unless such election, recommendation or approval was the result of any actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

         "Committee" shall mean (i) prior to the effective date of an initial public offering of shares of Common Stock, the full Board, and (ii) on and after the effective date of an initial public offering of shares of Common Stock, not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.

         "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

         "Company" shall mean Biopure Corporation, a Delaware corporation, and any successor thereto.



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         "Consultant" shall mean any individual who is neither an Employee nor a
Director who is engaged by the Company or an Affiliate to perform consulting services therefor.

         "Director" shall mean a member of the Board or a member of the Board of Directors of an Affiliate, in either case, who is not an Employee.

         "Distribution Equivalent Right" shall mean an Award granted under
Article XII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Common Stock distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of shares of Common Stock during the period that the Holder held the Distribution Equivalent Right.

         "Distribution Equivalent Right Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

         "Effective Date" shall mean June 24, 1999. The effective date of this amendment and restatement of the Plan shall be January 1, 2000.

         "Employee" shall mean any person employed by the Company or an Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over-the-counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         "Family Member" shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

         "Good Reason" shall mean: (a) the reduction of an Employee's Base Salary, (b) the changing, without his or her consent, of an Employee's title, authority, duties or responsibilities from those immediately prior to the Change of Control, or (c) the material breach by the



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Company of any material terms of the Employee's employment which has not been cured within thirty (30) days after a notice has been given by the Employee to the Company.

         "Holder" shall mean an Employee, Director or Consultant who has been granted an Award.

         "Incentive Stock Option" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code.

         "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

         "Option" shall mean an Award granted under Article VII of the Plan of an option to purchase shares of Common Stock and includes both Incentive Stock Options and Non-Qualified Stock Options.

         "Option Agreement" shall mean a written agreement between the Company and a Holder with respect to an Option.

         "Performance Share Award" shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, shares of Common Stock are paid to the Holder.

         "Performance Share Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Share Award.

         "Performance Unit" shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

         "Performance Unit Award" shall mean an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual or Company performance goals and/or objectives, a cash payment shall be paid to the Holder, based on the number of Units awarded to the Holder.

         "Performance Unit Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

         "Plan" shall mean this Biopure Corporation 1999 Omnibus Securities and Incentive Plan, as amended from time to time.

         "Restricted Stock Award" shall mean an Award granted under Article VIII of the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Transfer Restrictions.




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         "Restricted Stock Award Agreement" shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

         "Restriction Period" shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Transfer Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

         "Ten Percent Shareholder" shall mean an Employee who, at the time an Option is granted to him or her, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

         "Total and Permanent Disability" shall mean the inability of an individual to provide meaningful service for the Company due to a medically determinable physical or mental impairment, which service is reasonably consistent with the individual's past service for the Company, training and experience. Such determination of total and permanent disability shall be made by the Committee. Notwithstanding the foregoing, if an individual qualifies for Federal Social Security disability benefits or for payments under a long-term disability income Plan of the Company or the Affiliate which employs such individual, based upon his physical or mental condition, such individual shall be deemed to suffer from a Total and Permanent Disability hereunder.

         "Transfer Restrictions" shall mean restrictions on the transferability of shares of Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award Agreement.

         "Units" shall mean bookkeeping units, each of which represents such monetary amount as shall be designated by the Committee in each Performance Unit Award Agreement.

         "Unrestricted Stock Award" shall mean an Award granted under Article IX of the Plan of shares of Common Stock which are not subject to Transfer Restrictions.

         "Unrestricted Stock Award Agreement" shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

                                   ARTICLE III
                             EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the shareholders of the Company within twelve (12) months of such date.




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                                   ARTICLE IV
                                 ADMINISTRATION

         Section 4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be (i) appointed by the Board, and (ii) constituted so as to permit applicable Awards under the Plan to constitute "performance-based compensation" for purposes of Section 162(m) of the Code and applicable interpretive authority thereunder. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

         Section 4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to determine which individuals shall receive an Award, the time or times when such Award shall be made, what type of Award shall be granted and the number of shares of Common Stock which may be issued under such Award, as applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contribution to the Company's (or the Affiliate's) success and such other factors as the Committee in its discretion shall deem relevant.

         Section 4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

         Section 4.4 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

                                    ARTICLE V
                  STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

         Section 5.1 Stock Grant and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, (i) the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed two million eight hundred thousand (2,800,000) shares, and (ii) the aggregate number of shares of Common Stock that may be issued under the Plan as Incentive Stock Options, shall not exceed two million eight hundred thousand (2,800,000) shares. Shares shall be deemed to



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have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards of Options under Article VII granted to any one Employee during any calendar year shall be one hundred thousand (100,000) shares (subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

         Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

                                   ARTICLE VI
                     ELIGIBILITY FOR AWARDS; TERMINATION OF
                EMPLOYMENT, DIRECTOR STATUS OR CONSULTANT STATUS

         Section 6.1 Eligibility. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-Qualified Stock Option, a Restricted Stock Award, a Deferred Stock Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, any combination thereof or, solely for Employees, an Incentive Stock Option.

         Section 6.2 Termination of Employment or Director Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4, the following terms and conditions shall apply with respect to the termination of a Holder's employment with, or status as a Director of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, retirement upon or after attaining age sixty-five
(65), Total and Permanent Disability or death:

                  (a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:

                           (1) If such termination is for a reason other than
                  the Holder's retirement upon or after attaining age sixty-five
                  (65), Total and Permanent Disability or death, not more than ninety (90) days after the date of such termination of employment or six (6) months after the date of such termination Director status;



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                           (2) If such termination is on account of the Holder's
                  retirement upon or after attaining age sixty-five (65) or on account of the Holder's Total and Permanent Disability, one
                  (1) year after the date of such termination of employment or Director status; or

                           (3) If such termination is on account of the Holder's
                  death, one (1) year after the date of the Holder's death.

         Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Non-Qualified Stock Options.

                  (b) The Holder's rights, if any, to exercise any then exercisable Incentive Stock Option shall terminate:

                           (1) If such termination is for a reason other than
                  the Holder's Total and Permanent Disability or death, not more than ninety (90) days after the date of such termination of employment;

                           (2) If such termination is on account of the Holder's
                  Total and Permanent Disability, one (1) year after the date of such termination of employment; or

                           (3) If such termination is on account of the Holder's
                  death, one (1) year after the date of the Holder's death.

         Upon such applicable date the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Incentive Stock Options.

                  (c) If a Holder's employment with, or status as a Director of, the Company or an Affiliate, as applicable, terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock and/or Deferred Stock, such Restricted Stock and/or Deferred Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Deferred Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of employment or Director status, that all or a portion of any such Holder's Restricted Stock and/or Deferred Stock shall not be so canceled and forfeited.

         Section 6.3 Termination of Consultant Status. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.4(d), the



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following terms and conditions shall apply with respect to the termination of a
Holder's status as a Consultant, for any reason:

                  (a) The Holder's rights, if any, to exercise any then exercisable Non-Qualified Stock Options shall terminate:

                           (1) If such termination is for a reason other than
                  the Holder's death, not more than ninety (90) days after the date of such termination; or

                           (2) If such termination is on account of the Holder's
                  death, one (1) year after the date of the Holder's death.

                  (b) If the status of a Holder as a Consultant terminates for any reason prior to the actual or deemed satisfaction and/or lapse of the restrictions, terms and conditions applicable to an Award of Restricted Stock and/or Deferred Stock, such Restricted Stock and/or Deferred Stock shall immediately be canceled, and the Holder (and such Holder's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or Deferred Stock. The immediately preceding sentence to the contrary notwithstanding, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such termination of such a Holder's status as a Consultant, that all or a portion of any such Holder's Restricted Stock and/or Deferred Stock shall not be so canceled and forfeited.

         Section 6.4 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder's employment with, or status as a Director of, the Company or an Affiliate shall terminate, if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder's rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved if and to the extent determined by the Committee in its sole discretion as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder's becoming a Consultant, shall be treated pursuant to the provisions of Section 6.3. Should a Holder's status as a Consultant terminate, if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder's rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved if and to the extent determined by the Committee in its sole discretion as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the



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Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

                                   ARTICLE VII
                                     OPTIONS

         Section 7.1 Option Period. The term of each Option shall be as specified in the Option Agreement.

         Section 7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

         Section 7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000)(or such other individual limit as may be in effect under the Code on the date of grant), such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

         Section 7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such Option price. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Section 6.2, specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and

(iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company. An Option Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Options, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

         Section 7.5 Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such Option price (i) in the case of an Option that is an Incentive Stock Option, shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted, and (ii) shall be subject to adjustment as provided in Article XIII. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

         Section 7.6 Shareholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

         Section 7.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock of the employing entity with the result that such employing entity becomes an Affiliate.

                                  ARTICLE VIII
                             RESTRICTED STOCK AWARDS

         Section 8.1 Restriction Period to be Established by Committee. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2 or Article XIV.

         Section 8.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period, solely to the extent inconsistent with the provisions of Section 6.2. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Section 6.2, be set forth in a Restricted Stock Award Agreement made in conjunction with the Award. Such Restricted Stock Award Agreement may also include provisions relating to (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional "gross-up" payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a Change of Control payment resulting from the operation of the Plan or of such Restricted Stock Award Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

         Section 8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

         Section 8.4 Restricted Stock Award Agreements. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

                                   ARTICLE IX
                            UNRESTRICTED STOCK AWARDS

         Pursuant to the terms of the applicable Unrestricted Stock Award Agreement, a Holder may be awarded (or sold at a discount) shares of Common Stock which are not subject to

Transfer Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

                                    ARTICLE X
                             PERFORMANCE UNIT AWARDS

         Section 10.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Unit Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to payment pursuant to Section 10.2, the number of Units awarded to the Holder and the dollar value assigned to each such Unit.

         Section 10.2 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Award Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Award Agreement) the performance goals and objectives set forth in such Performance Unit Award Agreement.

                                   ARTICLE XI
                            PERFORMANCE SHARE AWARDS

         Section 11.1 Terms and Conditions. The Committee shall set forth in the applicable Performance Share Award Agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the Holder and/or the Company would be required to satisfy before becoming entitled to the receipt of shares of Common Stock pursuant to such Holder's Performance Share Award and the number of shares of Common Stock subject to such Performance Share Award.

         Section 11.2 Shareholder Rights and Privileges. The Holder of a Performance Share Award shall have no rights as a shareholder of the Company until such time, if any, as the Holder actually receives shares of Common Stock pursuant to the Performance Share Award.

                                   ARTICLE XII
                         DISTRIBUTION EQUIVALENT RIGHTS

         Section 12.1 Terms and Conditions. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional shares of Common Stock or is to be entitled to choose among such alternatives. Distribution Equivalent Rights Awards may be settled in cash or in shares of Common Stock, as set forth in the Applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded as a component of another Award, where, if so awarded, such Distribution Equivalent Rights Award shall expire or be forfeited by the Holder under the same conditions as under such other Award.

         Section 12.2 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date, at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

                                  ARTICLE XIII
                       RECAPITALIZATION OR REORGANIZATION

         Section 13.1 Adjustments to Common Stock. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         Section 13.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

         Section 13.3 Change of Control. Except to the extent otherwise provided in the applicable Award Agreement, in the event of the occurrence of a Change of Control, and within one year following the change in control (a) an Employee's employment is terminated by the Company without Cause or by the Employee with Good Reason or (b) a Director is removed from the Board without the approving vote of a majority of the directors in office immediately prior to the Change of Control, outstanding Awards of the Employee or Director, as the case may be, shall immediately vest and become exercisable and/or required employment or Board membership periods with the Company or an Affiliate and/or performance goals and/or objectives shall be deemed to have been fully satisfied, as applicable. The Committee, in its discretion by unanimous action, may determine that upon the occurrence of a Change of Control, each Award outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, (i) with respect to Awards which are Performance Units or Distribution Equivalent Rights (which Distribution Equivalent Rights, pursuant to the applicable Distribution Equivalent Rights Award Agreement, are to be settled in cash), cash in an amount equal to the amount of cash that would otherwise have been payable thereunder assuming that all of the applicable performance goals and objectives set forth in the applicable Performance Units Award Agreement had been fully satisfied, and (ii) with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (A) the greater of (I) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or (II) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock, over (B) the exercise price per share, if applicable, of one share of Common Stock. If the consideration offered to shareholders of the Company in any transaction described in this Section 13.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the non-cash consideration offered. The provisions contained in this Section 13.3 shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following the occurrence of a Change of Control.

         Section 13.4 Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XIII, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

         Section 13.5 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company's capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         Section 13.6 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                                   ARTICLE XIV
                        AMENDMENT AND TERMINATION OF PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

                                   ARTICLE XV
                                  MISCELLANEOUS

         Section 15.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

         Section 15.2 No Rights Conferred. Nothing contained in the Plan shall
(i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with the right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director's membership on the Board, (iv) interfere in any way with the right of the Company or an Affiliate to terminate a Director's membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with the right of the Company or an Affiliate to terminate a Consultant's consulting engagement with the Company or an Affiliate at any time.

         Section 15.3 Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including

Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

         Section 15.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

         Section 15.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, by gift to any Family Member of the Holder. An award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder's guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 15.3 hereof.

         Section 15.6 Section 162(m). It is intended that the Plan shall comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards hereunder which are made to Holders who are "covered employees" (as defined in Section 162(m) of the Code) shall constitute "performance-based" compensation within the meaning of Section 162(m) of the Code. The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, shareholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with
Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided, however, that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

         Section 15.7 Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee's salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received.

         Section 15.8 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

         Section 15.9 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

         Section 15.10 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

         Section 15.11 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

         Section 15.12 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.